Exhibit 99.1

600 North Dairy Ashford Road
Houston, TX 77079-1175
Media Relations: 281-293-1149
www.conocophillips.com/media

NEWS RELEASE	July 12, 2017

ConocoPhillips Appoints Ms. Sharmila Mulligan to its Board of Directors

HOUSTON — ConocoPhillips (NYSE: COP) today announced that its board of directors has elected Ms. Sharmila Mulligan, founder and chief executive officer of ClearStory Data Inc., to serve as a board member.

Ms. Mulligan spent her career building innovative software companies, most recently founding ClearStory Data Inc. in 2011. She previously served in senior roles at numerous software companies, including Aster Data, Hewlett-Packard, Netscape and Opsware Inc.

“We are pleased to add a new director who brings technology expertise to our board,” said Ryan Lance, chairman and chief executive officer of ConocoPhillips. “Sharmila’s experience in cloud computing, scalable data analytics and a broad range of big data technologies will add exceptional value to our board of directors as we increasingly utilize our global data assets to monitor and optimize our operations. We look forward to her contributions as we continue to execute the company’s value proposition to deliver double-digit returns to our shareholders.”

Ms. Mulligan serves on the board of Lattice Engines and serves as an advisor to numerous other technology companies. She holds bachelors’ degrees in business and economics, as well as computer science, from Northwestern University. She also holds a master’s in management from Northwestern’s Kellogg School of Management.

The appointment of Ms. Mulligan increases the number of ConocoPhillips directors to 11, of which 10 are independent. Ms. Mulligan will serve on the Audit and Finance Committee and Public Policy Committee of the ConocoPhillips board.

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About ConocoPhillips

ConocoPhillips is the world’s largest independent E&P company based on production and proved reserves. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 17 countries, $88 billion of total assets, and approximately 13,100 employees as of March 31, 2017. Production excluding Libya averaged 1,584 MBOED for the three months ended March 31, 2017, and proved reserves were 6.4 billion BOE as of Dec. 31, 2016. For more information, go to www.conocophillips.com.

Contacts

Daren Beaudo (media)

281-293-2073

daren.beaudo@conocophillips.com

Andy O’Brien (investors)

281-293-5000

andy.m.obrien@conocophillips.com

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to our ability to changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; difficulties in developing new products and manufacturing processes; unexpected cost increases; international monetary conditions; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.